                                                                 EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON,  D. C.  20549

                       ------------------------------

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       ------------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION  305(b)(2)
                                              -------

                       ------------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                    New York                                   13-3818954
         (Jurisdiction of incorporation                    (I. R. S. Employer
         if not a U. S. national bank)                     Identification No.)

              114 West 47th Street                                10036
              New York,  New York                              (Zip Code)
             (Address of principal
               executive offices)

                       ------------------------------

                       PIONEER AMERICAS ACQUISITION CORP.
              (Exact name of OBLIGOR as specified in its charter)

                    Delaware                                   06-1420850
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)

            4200 NationsBank Center                               77002
              700 Louisiana Street                             (Zip code)
                 Houston, Texas
    (Address of principal executive offices)

                       ------------------------------
                             PIONEER AMERICAS, INC.
             (Exact name of REGISTRANT as specified in its charter)

                    Delaware                                   76-0280373
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)

                       ------------------------------
                       PIONEER CHLOR ALKALI COMPANY, INC.
             (Exact name of REGISTRANT as specified in its charter)

                    Delaware                                   51-0302028
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)


                       ------------------------------
                         IMPERIAL WEST CHEMICAL CO.
           (Exact name of REGISTRANT as specified in its charter)

                     Nevada                                    95-2375683
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)


                       ------------------------------
                            ALL-PURE CHEMICAL CO.
           (Exact name of REGISTRANT as specified in its charter)

                   California                                  94-2314942
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)


                       ------------------------------
                          BLACK MOUNTAIN POWER COMPANY
             (Exact name of REGISTRANT as specified in its charter)

                     Texas                                     76-0291143
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)


                       ------------------------------
                       ALL-PURE CHEMICAL NORTHWEST, INC.
             (Exact name of REGISTRANT as specified in its charter)

                   Washington                                  94-2714064
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)

                       ------------------------------
                    PIONEER CHLOR ALKALI INTERNATIONAL, INC.
             (Exact name of REGISTRANT as specified in its charter)

                    Barbados                                   98-0118164
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)


                       ------------------------------
                               G.O.W. CORPORATION
             (Exact name of REGISTRANT as specified in its charter)

                     Nevada                                    88-0336831
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)


                       ------------------------------
                              PIONEER (EAST), INC.
             (Exact name of REGISTRANT as specified in its charter)

                    Delaware                                   51-0375981
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)


                       ------------------------------
                              T.C. HOLDINGS, INC.
             (Exact name of REGISTRANT as specified in its charter)

                   New Mexico                                  86-0311265
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)

                       ------------------------------
                              T.C. PRODUCTS, INC.
             (Exact name of REGISTRANT as specified in its charter)

                   Washington                                  91-1536884
        (State or other jurisdiction of                    (I. R. S. Employer
         incorporation or organization)                    Identification No.)

                       ------------------------------
                 9 1/4% Series B Senior Secured Notes due 2007
                      (Title of the indenture securities)

                                    GENERAL



 1. General Information

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
             (Board of Governors of the Federal Reserve System).
         Federal Deposit Insurance Corporation, Washington, D. C. New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.


 2. Affiliations with the Obligor

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

    Pioneer Americas Acquisition Corp., Pioneer Americas, Inc., Pioneer Chlor Alkali Company, Inc., Imperial West Chemical Co., All-Pure Chemical Co., Black Mountain Power Company, All-Pure Chemical Northwest, Inc., Pioneer Chlor Alkali International, Inc., G.O.W. Corporation, Pioneer (East), Inc., T.C. Holdings, Inc., T.C. Products, Inc. is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16. List of Exhibits

    T-1.1    --  Organization Certificate, as amended, issued by the State of
                 New York Banking Department to transact business as a Trust
                 Company, is incorporated by reference to Exhibit T-1.1 to Form
                 T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                 Indenture Reform Act of 1990 (Registration No. 33-97056).

16. List of Exhibits
    (cont'd)


    T-1.2    --  Included in Exhibit T-1.1.

    T-1.3    --  Included in Exhibit T-1.1.

    T-1.4    --  The By-Laws of United States Trust Company of New York, as
                 amended, is incorporated by reference to Exhibit T-1.4 to Form
                 T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                 Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.6    --  The consent of the trustee required by Section 321(b) of the
                 Trust Indenture Act of 1939, as amended by the Trust Indenture
                 Reform Act of 1990.

    T-1.7    --  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE


    As of June 24, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

    In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


                          -------------------------

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of June, 1997.


    UNITED STATES TRUST COMPANY OF
         NEW YORK, Trustee


By:
    ------------------------------
    /S/Gerard F. Ganey
    Senior Vice President

                                                                EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
    OF NEW YORK



By:
    -----------------------
    /S/Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1997
                                 (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                        $      59,856

Short-Term Investments                               213,333

Securities, Available for Sale                       968,413

Loans                                              1,370,272
Less:  Allowance for Credit Losses                    13,614
                                               -------------
  Net Loans                                        1,356,658
Premises and Equipment                                61,183
Other Assets                                         125,938
                                               -------------
  TOTAL ASSETS                                 $   2,785,381
                                               =============

LIABILITIES
-----------
Deposits:
  Non-Interest Bearing                         $     480,539
  Interest Bearing                                 1,738,130
                                               -------------
     Total Deposits                                2,218,669

Short-Term Credit Facilities                         271,567
Accounts Payable and Accrued Liabilities             131,642
                                               -------------
  TOTAL LIABILITIES                            $   2,621,878
                                               =============

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                          14,995
Capital Surplus                                       42,541
Retained Earnings                                    101,577
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                (2,610)
                                               -------------
TOTAL STOCKHOLDER'S EQUITY                           163,503
                                               -------------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                      $   2,785,381
                                               =============

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

June 22, 1997